SCIENTIFIC LEARNING CORPORATION

LOAN AND SECURITY AGREEMENT

        This LOAN AND SECURITY AGREEMENT is entered into as of January 15, 2004, by and between COMERICA BANK (“Bank”) and SCIENTIFIC LEARNING CORPORATION (“Borrower”).

RECITALS

        Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

        The parties agree as follows:

        1.    DEFINITIONS AND CONSTRUCTION.

                1.1    Definitions. As used in this Agreement, the following terms shall have the following definitions:

                        “Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

                        “Advance” or “Advances” means a cash advance or cash advances under the Revolving Facility.

                        “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, general partners and limited partners.

                        “Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

                        “Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                        “Borrowing Base” means an amount equal to eighty percent (80%) of Eligible Accounts, as reasonably determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

                        “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                        “Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction. Notwithstanding the foregoing, the acquisition of additional securities of Borrower by Warburg, Pincus Ventures LP or any of its affiliates shall not constitute a Change of Control for purposes of this Agreement.

                        “Closing Date” means the date of this Agreement.

                        “Code” means the California Uniform Commercial Code.

                        “Collateral” means the property described on Exhibit A attached hereto.

                        “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                        “Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                        “Credit Extension” means each Advance or any other extension of credit by Bank for the benefit of

Borrower hereunder.

                        “Current Liabilities” means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all amounts that Borrower owes Bank under this Agreement or otherwise, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

                        “Daily Balance” means the amount of the Obligations owed at the end of a given day.

                        “Eligible Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply in all material respects with all of Borrower’s representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank’s reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                        (a)     Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

                        (b)     Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts then outstanding the account debtor has failed to pay within ninety (90) days of invoice date;

                        (c)     Accounts with respect to which the account debtor is an officer or employee of Borrower;

                        (d)     Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                        (e)     Accounts with respect to which the account debtor is an Affiliate of Borrower;

                        (f)     Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

                        (g)     Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States unless such Accounts have been assigned in compliance with the Federal Assignment of Claims Act;

                        (h)     Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower or for deposits or other property of the account debtor held by Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                        (i)     Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

                        (j)     Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its reasonable discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                        (k)     Accounts the collection of which Bank reasonably determines to be doubtful.

                “Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit or insurance in an amount and of a tenor, and issued by a financial institution, reasonably acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

                        “Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                        “Event of Default” has the meaning assigned in Article 8.

                        “GAAP” means generally accepted accounting principles as in effect from time to time.

                        “Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

                        “Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                        “Inventory” means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

                        “Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                        “IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                        “Letter of Credit” means the Letter of Credit issued for the benefit of Bank in connection with this Agreement.

                        “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                        “Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

                        “Material Adverse Effect” means a material adverse effect on (i) the business operationsor financial condition of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral or (iv) the prospect of repayment of the Obligations.

                        “Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

                        “Nonformula Amount” means an amount equal to (i) Four Million Dollars ($4,000,000) beginning on the Closing Date through May 30, 2004,(ii) Three Million Dollars ($3,000,000) beginning on May 31, 2004 through July 22, 2004, and (iii) One Million Five Hundred Thousand Dollars ($1,500,000) beginning on July 23, 2004 and at all times thereafter.

                        “Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

                        “Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                        “Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

                        “Permitted Indebtedness” means:

                        (a)     Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                        (b)     Indebtedness existing on the Closing Date and disclosed in the Schedules;

                        (c)     Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $250,000 in the aggregate at any give time;

                        (d)     Indebtedness to Warbus Pincus Ventures, L.P. (“WPV”) under the Reimbursement and Security Agreement dated the date hereof (the “Reimbursement Agreement”) by and between WPV and Borrower for so long as the Letter of Credit is outstanding, provided such Indebtedness may not be amended to include any Indebtedness other than Borrower’s reimbursement obligation with respect to the Letter of Credit;

                        (e)     Subordinated Debt;

                        (f)     Indebtedness to trade creditors incurred in the ordinary course of business;

                        (g)     Indebtedness other than Indebtedness described in clauses (a) through (e) of this definition of Permitted Indebtedness, provided such Indebtedness shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any given time; and

                        (h)     Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

                        “Permitted Investment” means:

                        (a)     Investments existing on the Closing Date disclosed in the Schedules;

                        (b)     marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank’s money market accounts;

                        (c)     Investments in Subsidiaries or joint ventures provided that the aggregate amount of such Investments does not exceed Two Hundred Thousand Dollars ($200,000) at any given time;

                        (d)     Repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $200,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of Indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists;

                        (e)     Investments accepted in connection with Permitted Transfers;

                        (f)     Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;

                        (g)     Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

                        (h)     Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business;

                        (i)     Investments not otherwise permitted under Section 7.7 which do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate during the term of this Agreement; and

                        (j)     Investments pursuant to Borrower’s investment policy, which has been delivered to Bank.

                          “Permitted Liens” means the following:

                        (a)     Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                        (b)     Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank’s security interests;

                        (c)     Liens (i) upon or in any equipment which was not financed by Bank acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                        (d)     Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

                        (e)     Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.4 or 8.8;

                        (f)     Leases or subleases and licenses and sublicenses granted to others which do not interfere in any material respect with the business of Borrower and its Subsidiaries taken as a whole;

                        (g)     Deposits in the ordinary course of business under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

                        (h)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

                        (i)     Liens of materialmen, mechanics, warehousemen, carriers, artisan’s or other similar Liens arising in the ordinary course of Borrower’s business or by operation of law, which are not past due or which are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP;

                        (j)     Liens in favor of WPV under the Reimbursement Agreement; and

                        (k)     Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts.

                        “Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

                        (a)     Inventory in the ordinary course of business;

                        (b)     licenses and similar arrangements for the use of the property of the Borrower in the ordinary course of its business;

                        (c)     worn-out or obsolete Equipment not financed with the proceeds of Equipment Advances; or

                        (d)     other assets of Borrower or its Subsidiaries which do not in the aggregate exceed Five Hundred Thousand Dollars ($500,000) during any fiscal year.

                        “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                        “Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

                        “Responsible Officer” means each of the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Comptroller and the Controller of Borrower.

                        “Revolving Facility” means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

                        “Revolving Line” means a credit extension of up to (i) Seven Million Dollars ($7,000,000) beginning on the Closing Date through July 22, 2004, and (ii) Five Million Dollars ($5,000,000) beginning on July 23, 2004 and at all times thereafter.

                        “Revolving Maturity Date” means 364 days after the Closing Date.

                        “Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

                        “Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                        “Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

                        “Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

                1.2    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto.

        2.    LOAN AND TERMS OF PAYMENT.

                2.1    Credit Extensions.

                        Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

                        (a)    Revolving Advances.

                                (i)     Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base; provided however, if the Borrowing Base is less than the Nonformula Amount. Borrower may request Advances in an aggregate outstanding amount up to the Nonformula Amount. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

                                (ii)     Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(a) to Borrower’s deposit account.

                2.2    Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess; provided however, no payment is required hereunder if the aggregate amount of the outstanding Advances is equal to or less than the Nonformula Amount.

                2.3    Interest Rates, Payments, and Calculations.

                        (a)    Interest Rates. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one half of one percent (0.50%) above the Prime Rate.

                        (b)    Late Fee; Default Rate. If any payment of an Obligation hereunder is not made within ten (10 days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) three percent (3%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Advances shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to three (3) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                        (c)    Payments. Interest hereunder shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes (other than any taxes relating to Bank’s net income), withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

                        (d)    Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                2.4    Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

                 2.5    Fees. Borrower shall pay to Bank the following:

                        (a)    Facility Fee. On the Closing Date and on each anniversary of the Closing Date, through the termination of Bank’s obligation to make Credit Extensions under this Agreement, a fee equal to $25,000, which shall be nonrefundable; and

                        (b)    Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys’ fees and expenses and, from time to time, after the Closing Date, all Bank Expenses, incurred by Bank through such date, including reasonable attorneys’ fees and expenses, at such times as Bank shall request in written notice to Borrower.

                2.6    Additional Costs. After the date hereof, in case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                        (a)     subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                        (b)     imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                        (c)     imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank’s calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

                2.7    Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        3.    CONDITIONS OF LOANS.

                3.1    Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                        (a)     this Agreement;

                        (b)     a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                        (c)     UCC Financing Statement;

                        (d)     an intellectual property security agreement;

                        (e)     an agreement to provide insurance;

                        (f)     a account control agreement with Bank and a securities account control agreement with Comerica Securities, Inc.;

                        (g)     the Letter of Credit;

                        (h)     payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

                        (i)     current financial statements of Borrower;

                        (j)     an audit of the Collateral, the results of which shall be reasonably satisfactory to Bank; and

                        (k)     such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

                3.2    Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                        (a)     timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                        (b)     the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

                4.    CREATION OF SECURITY INTEREST.

                        4.1    Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule and for Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, andsubject to Permitted Liens will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

                        4.2    Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower from time to time may deposit with Bank specific time deposit accounts to secure specific Obligations. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Obligations are outstanding.

                        4.3    Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

                5.    REPRESENTATIONS AND WARRANTIES.

                        Borrower represents and warrants as follows:

                        5.1    Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the failure to be so qualified or licensed would have a Material Adverse Effect.

                        5.2    Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound.

                         5.3     No Prior Encumbrances.  Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

                        5.4    Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property and services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

                        5.5    Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

                        5.6    Intellectual Property. Except as disclosed in the Schedule, Borrower is the licensee or owner of its property. To the best of Borrower’s knowledge, each of the Patents material to Borrower’s business is valid and enforceable, and no part of its Patents, Copyrights or Trademarks material to Borrower’s business has been judged invalid or unenforceable, in whole or in part, and except as stated in the Schedules, no claim has been made that any part of such property violates the rights of any third party.

                        5.7    Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All Borrower’s Inventory and Equipment is located only at the location set forth in Section 10 hereof and as stated in the Schedules.

                        5.8    Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision would be likely to have a Material Adverse Effect.

                        5.9    No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower’s financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

                        5.10    Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

                        5.11    Regulatory Compliance. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower’s failure to comply with ERISA that could result in Borrower’s incurring any material liability. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

                        5.12    Environmental Condition. Except as disclosed in the Schedule, none of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

                        5.13    Taxes. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

                        5.14    Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

                        5.15    Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

                        5.16    Accounts. Borrower’s primary operating and investment accounts are maintained with Bank and/or Comerica Securities, Inc.

                        5.17    Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

                6.    AFFIRMATIVE COVENANTS.

                        Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

                        6.1    Good Standing. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

                        6.2    Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

                        6.3    Financial Statements, Reports, Certificates. Borrower shall deliver the following to Bank: (a) as soon as available, but in any event within twenty five (25) days after the end of each calendar month, a company prepared consolidated balance sheet, income, and cash flow statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP (subject to year-end adjustments lacking footnotes), consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and, if applicable, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Thousand Dollars ($200,000) or more; (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time; and (f) within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s intellectual property, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright.

                Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable. Notwithstanding the foregoing, Borrower shall not be required to deliver to Bank such a Borrowing Base Certificate at any time after July 23, 2004 that the Indebtedness owing from Borrower to Bank is less than the Nonformula Amount.

                Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

                Bank shall have a right from time to time hereafter to audit, at reasonable times with prior notice, Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

                         6.4    Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.

                         6.5    Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

                        6.6    Insurance.

                                (a)     Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.

                                (b)     All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank’s request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. If no Event of Default has occurred and is continuing, proceeds payable under any policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest except for Permitted Liens. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.

                        6.7    Accounts. Borrower shall maintain its primary operating and investment Accounts with Bank and/or Comerica Securities, Inc.

                        6.8    Quick Ratio. After June 30, 2004, Borrower shall maintain at all times a ratio of unrestricted cash and cash equivalents maintained at Bank plus Eligible Accounts to Current Liabilities lessnonrefundable deferred revenue, of at least 1.25 to 1.00. For purposes of this ratio, deferred revenue shall be considered to be nonrefundable so long as (1) it was recorded on Borrower’s balance sheet in accordance with GAAP; and (2) Borrower has not expressly agreed to refund the purchase price to the customer. Contingent obligations to make a refund should there be a breach of warranty or should the customer be dissatisfied with the product or service shall not constitute an express agreement to refund.

                        6.9    Net Loss/Income. Borrower shall not suffer a Net Loss in any rolling three month period greater than (i) beginning on the Closing Date through June 29, 2004, Seven Hundred Fifty Thousand Dollars ($750,000), and (ii) beginning on June 30, 2004 through September 29, 2004, Two Hundred Fifty Thousand Dollars ($250,000). Beginning on September 30, 2004 and at all times thereafter, Borrower shall have a net income of at least One Dollar ($1) in each rolling three-month period. As used herein, “Net Loss” means Borrower’s consolidated net loss, as of the last day of any given month, for such month plus Borrower’s net loss for the preceding two months, on an operating and after tax basis in accordance with GAAP.

                        6.10    Intellectual Property Rights.

                                (a)     Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registerable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

                                (b)     Within thirty (30) days of the last day of each fiscal quarter, Borrower shall provide Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any. Borrower shall (i) give Bank not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in the proceeds of such intellectual property rights to be registered by Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

                                (c)     Borrower shall (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public if such action would have a Material Adverse Effect on the Company without the written consent of Bank, which shall not be unreasonably withheld.

                        6.11    Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

                7.    NEGATIVE COVENANTS.

                        Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

                        7.1    Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than in Permitted Transfers.

                        7.2    Change in Business; Change in Control or Executive Office. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or without Bank’s prior written consent, change the date on which its fiscal year ends.

                        7.3    Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (provided however, a Subsidiary may merge into another Subsidiary or Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided Borrower may enter into any of the foregoing transactions as long as the aggregate consideration given in any calendar year for such transaction is in Borrower’s capital stock or less than Five Hundred Thousand Dollars ($500,000) in cash or a combination thereof, provided in each case that Borrower is the surviving entity and an Event of Default does not exist before or after giving effect to such transaction on a consolidated or consolidating basis.

                        7.4    Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                        7.5    Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens. Agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its Intellectual Property, or permit any Subsidiary to do so.

                        7.6    Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may (1) pay dividends in capital stock or (2) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

                        7.7    Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

                        7.8    Transactions with Affiliates. Except as provided in the Schedules, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

                        7.9    Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision in a manner adverse to Bank’s interest hereunder (as determined by Bank) contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

                        7.10    Inventory and Equipment. Store or maintain any Equipment or Inventory at a location other than the location set forth in Section 10 of this Agreement or in the Schedules unless Borrower gives Bank thirty (30) days prior written notice and takes such steps as are necessary to continue Bank’s first priority security interest in the Equipment and Inventory.

                        7.11    Compliance. Become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act in any material respect or violate any law or regulation, which violation could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

                        7.12    Negative Pledge Agreements. Other than licenses in the ordinary course of business, permit the inclusion in any contract to which it or a Subsidiary becomes a party of any provisions that could restrict or invalidate the creation of a security interest in any of Borrower’s or such Subsidiary’s Intellectual Property.

                8.    EVENTS OF DEFAULT.

                        Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                         8.1    Payment Default.  If Borrower fails to pay any principal when due or any other Obligation within three (3) Business Days when due;

                        8.2    Covenant Default.

                                (a)     If Borrower fails to perform any obligation under Sections 6.3, 6.5, 6.6, 6.7, 6.8, 6.9 and 6.11 or violates any of the covenants contained in Article 7 of this Agreement; or

                                (b)     If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement or in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.

                        8.3    Material Adverse Effect.  If there occurs any circumstance or circumstances that could have a Material Adverse Effect;

                        8.4    Attachment. If all or any substantial portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

                        8.5    Insolvency. If Borrower becomes insolvent, as defined in the United States Bankruptcy Code, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

                        8.6    Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred-Fifty Thousand Dollars ($150,000) or which could have a Material Adverse Effect;

                        8.7    Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

                        8.8    Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred-Fifty Thousand Dollars ($150,000) in excess of applicable insurance shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

                        8.9    Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

                9.    BANK’S RIGHTS AND REMEDIES.

                        9.1    Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                                (a)     Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

                                (b)     Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                                (c)     Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                                (d)     Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

                                (e)     Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                                (f)     Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

                                (g)     Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                                (h)     Bank may credit bid and purchase at any public sale; and

                                (i)     Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

                        9.2    Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.

                        9.3    Accounts Collection. At any time after the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. Upon the occurrence and during the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

                        9.4    Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

                        9.5    Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                        9.6    Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                        9.7    Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

                10.    NOTICES.

                        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	Scientific Learning Corporation 300 Frank H. Ogawa Plaza, Suite 600 Oakland, CA 94612 Attn: Jane Freeman FAX: (510) 874-1883

If to Bank:	Comerica Bank 9920 S. La Cienega Blvd., Suite 1401 Inglewood, CA 90301 Attn: Manager FAX: (310) 338-6110

with a copy to:	Comerica Bank Technology and Life Sciences Division 5 Palo Alto Square, Suite 800 Palo Alto CA 94306 Attn: Aireen Montebon FAX: (650) 213-1710

                The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

                11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                        This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                12.    GENERAL PROVISIONS.

                        12.1    Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

                        12.2    Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except in each case for losses caused by Bank’s gross negligence or willful misconduct.

                        12.3    Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                        12.4    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                        12.5    Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

                        12.6    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                        12.7    Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

                        12.8    Confidentiality. In handling any confidential information Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information. Notwithstanding any other express or implied agreement, arrangement or understanding between the parties to the contrary, if any Person has received a written or oral statement made by (or on behalf of) Borrower as to the tax consequences of any transaction (i) that is otherwise subject to a confidentiality agreement or other restriction on disclosure that is enforceable by the party who made such statement of tax consequences (or on whose behalf such statement was made) and (ii) that is the subject of such statement, such Person may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of any such transaction. For the purposes of this provision, “tax treatment” is the purported or claimed Federal income tax treatment of any such transaction and “tax structure” is limited to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of such transaction and does not include (i) the name of any participant in such transaction, (ii) the name of any Person furnishing statements as to tax consequences and (iii) any information as to the potential valuation of Borrower or any of its subsidiaries.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SCIENTIFIC LEARNING CORPORATION

By:  /s/ Jane A. Freeman
        —————————————————
Title: Chief Financial Officer
          ———————————————–—

COMERICA BANK

By:  /s/ Rod Werner
        —————————————————
Title: Vice President
———————————————–—

22

DEBTOR	SCIENTIFIC LEARNING CORPORATION

SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT TO
LOAN AND SECURITY AGREEMENT

        All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

                        (a)        all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

                        (b)        any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

        Notwithstanding the foregoing, the Collateral shall not include any (1) such property that (a) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (b) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, or (2) copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided however, the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

EXHIBIT B

TECHNOLOGY & LIFE SCIENCES DIVISION
LOAN ANALYSIS
LOAN ADVANCE/PAYDOWN REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 3:00* P.M., Pacific Time
DEADLINE FOR WIRE TRANSFERS IS 1:30 P.M., Pacific Time
*At month end and the day before a holiday, the cut off time is 1:30 P.M., Pacific Time

TO: Loan Analysis	DATE:_______________	TIME:_________________
FAX #: (650) 846-6840

FROM:	SCIENTIFIC LEARNING CORPORATION	TELEPHONE REQUEST (For Bank Use Only):

	————————————————— Borrower’s Name	The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me.

FROM:	————————————————— Authorized Signer’s Name
————————————————— Authorized Request & Phone #
FROM:	————————————————— Authorized Signature (Borrower)
————————————————— Received by (Bank) & Phone #
PHONE #:	—————————————————
—————————————————
FROM: ACCOUNT#:	—————————————————	Authorized Signature (Bank)
(please include Note number, if applicable)
TO ACCOUNT #:	—————————————————
(please include Note number, if applicable)

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT	For Bank Use Only

PRINCIPAL INCREASE* (ADVANCE)	$_________________________	Date Rec’d:
PRINCIPAL PAYMENT (ONLY)	$_________________________	Time:
Comp. Status: YES NO
OTHER INSTRUCTIONS:		Status Date:
_________________________________________________________		Time:
_________________________________________________________		Approval:

All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate, including without limitation the representation that Borrower has paid for and owns the equipment financed by the Bank; provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date.

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE)       YES          NO

If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS Fed Reference Number Bank Transfer Number

The items marked with an asterisk (*) are required to be completed.

*Beneficiary Name

*Beneficiary Account Number

*Beneficiary Address

Currency Type	US DOLLARS ONLY

*ABA Routing Number (9 Digits)

*Receiving Institution Name

*Receiving Institution Address

*Wire Account	$

24

EXHIBIT C BORROWING BASE CERTIFICATE

Borrower: SCIENTIFIC LEARNING CORPORATION	Lender: Comerica Bank

Commitment Amount: $7,000,000

ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value as of ___		$___________
2. Additions (please explain on reverse)		$___________
3. TOTAL ACCOUNTS RECEIVABLE		$___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days due	$___________
5. Balance of 25% over 90 day accounts	$___________
6. Concentration Limits (to the extent over 25%)
7. Foreign Accounts	$___________
8. Governmental Accounts	$___________
9. Contra Accounts	$___________
10. Demo Accounts	$___________
11. Intercompany/Employee Accounts	$___________
12. Intentionally omitted	$___________
13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$___________
14. Eligible Accounts (#3 minus #13)		$___________
15. LOAN VALUE OF ACCOUNTS (80% of #14)		$___________

BALANCES
16. Maximum Loan Amount		$___________
17. Total Funds Available [Lesser of #16 or #15]		$___________
18. Present balance owing on Line of Credit		$___________
19. RESERVE POSITION (#17 minus #18)		$___________

The undersigned represents and warrants that the foregoing is true, complete and correct in all material respects, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

SCIENTIFIC LEARNING CORPORATION

By:
      —————————————————
                        Authorized Signer

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:           COMERICA BANK

FROM:     SCIENTIFIC LEARNING CORPORATION

                The undersigned authorized officer of SCIENTIFIC LEARNING CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes (subject to year-end adjustments with the absence of footnotes).

Please indicate compliance status by circling Yes/No under "Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements	Monthly within 25 days		Yes	No
Annual (CPA Audited)	FYE within 90 days		Yes	No
10K and 10Q	(as applicable)		Yes	No
A/R & A/P Agings, Borrowing Base Cert	Monthly within 20 days		Yes	No
A/R Audit	Initial and Semi-Annual		Yes	No
Total amount of Borrower’s cash and investments	Amount: $________		Yes	No
Total amount of Borrower’s cash and investments	Amount: $________		Yes	No
maintained with Bank

Financial Covenant	Required	Actual	Complies

Quick Ratio	1.25:1.00	_____:1.00	Yes	No
Net Loss/Income	*	_____:1.00	Yes	No

* Borrower shall not suffer a Net Loss in any rolling three-month period greater than (i) beginning on the Closing Date through June 29, 2004, Seven Hundred Fifty Thousand Dollars ($750,000), and (ii) beginning on June 30, 2004 through September 29, 2004, Two Hundred Fifty Thousand Dollars ($250,000). Beginning on September 30, 2004 and at all times thereafter, Borrower shall have a net income of at least One Dollar ($1) in each rolling three-month period. As used herein, "Net Loss” means Borrower’s consolidated net loss, as of the last day of any given month, for such month plus Borrower’s net loss for the preceding two months, on an operating and after tax basis in accordance with GAAP.

Comments Regarding Exceptions: See Attached	BANK USE ONLY

Received by:_____________________________
Sincerely,	AUTHORIZED SIGNER
Date:___________________________________

______________________________________	Verified:_________________________________
SIGNATURE	AUTHORIZED SIGNER

______________________________________	Date:___________________________________
TITLE

______________________________________	Compliance Status Yes No
DATE
26

COMERICA BANK Member FDIC

ITEMIZATION OF AMOUNT FINANCED DISBURSEMENT INSTRUCTIONS

Name(s): SCIENTIFIC LEARNING CORPORATION Date: January 15, 2004

$	credited to deposit account No. ___________ when Advances are requested by Borrower

Amounts paid to others on your behalf:

$ 25,000	to Comerica Bank for Facility Fee
$	to Comerica Bank for accounts receivable audit (estimate)
$	to Bank for its reasonable counsel fees and expenses
$	to Fleet Bank, in satisfaction of all outstanding indebtedness
$	to _______________
$7,000,000	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

______________________________________________________	______________________________________________________
Signature	Signature
27
AGREEMENT TO PROVIDE INSURANCE

TO:	COMERICA BANK	Date: January 15, 2004
attn: Collateral Operations, M/C 4604
9920 South La Cienega Blvd, 14th Floor
	Inglewood, CA 90301	Borrower: SCIENTIFIC LEARNING CORPORATION

                In consideration of a loan in the amount up to $7,000,000, secured by all tangible personal property including inventory and equipment.

                I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

                I/We also agree to advise the below named agent to add Comerica Bank as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

                I/We understand that the policy must contain:

                1.        Fire and extended coverage in an amount sufficient to cover:

                           (a) The amount of the loan, OR

                           (b) All existing encumbrances, whichever is greater,

                But not in excess of the replacement value of the improvements on the real property.

                2.        Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.

INSURANCE INFORMATION

Insurance Co./Agent	Telephone No.:

Agent’s Address:

Signature of Obligor:___________________________________

Signature of Obligor:___________________________________

FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:____________________

Person Spoken to:__________________________________

Policy Number:____________________________________

Effective From:__________To:________________________

Verified by:_______________________________________

28

COMERICA BANK
AUTOMATIC DEBIT AUTHORIZATION
Member FDIC

To: Comerica Bank

Re: Loan # ___________________________________

You are hereby authorized and instructed to charge account No. _________________________ in the name of SCIENTIFIC LEARNING CORPORATION for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

X	Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

X	Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

X	Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

Borrower Signature	Date

January 15, 2004

29

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

Obligations of the Company under the Company’s Lease Agreement with Rotunda Partners II dated October 1, 2003 and related Lease Termination Agreement of the same date.

Obligations to pay royalties and patent expenses on patents licensed from the University of California and Rutgers, the State University of New Jersey, under the Exclusive License Agreement, dated September 27, 1996, between the Company and the Regents of the University of California, as amended. These patents cover most of our products and revenue.

Indebtedness to Konica relating to lease of copiers.

Indebtedness to Avaya (successor to Lucent) relating to lease of telecommunications equipment

Permitted Investments (Section 1.1)

Notes receivable from current and former officers of the Company, in principal amount of $3.1 million, and all interest accrued thereon.

1,772,727 shares of Series A Preferred Stock of Neuroscience Solutions Corporation (“NSC”), issued pursuant to the Technology Transfer Agreement dated September 30, 2003, between the Company and NSC and the related Series A Preferred Stock Purchase Agreement.

Permitted Liens (Section 1.1)

Security interests of Konica and Lucent (Avaya) with respect to the Indebtedness to them listed above.

Intellectual Property (Section  5.6)

In August 1999, Oklahoma State University wrote the Company suggesting that the Company’s advertising materials indicated that the Fast ForWord Language product might employ concepts covered by US Patent No. 5,711,671, which is owned by the University. The Company reviewed that patent, concluded that the Company’s products were not within the scope of the patent, and so notified the University. The Company has not had any discussions or correspondence with this University since August 2000.

Prior Names; Locations of Assets (Section 5.7)

                        The Company was originally incorporated in California under the name Scientific Learning Principles Corporation. The Company changed its name to Scientific Learning Corporation when it reincorporated in Delaware in May 1997.

In addition to the Company’s chief executive offices, Inventory and/or Equipment of the Company is also located at:

•	Alom Technologies, 48921 Warm Springs Blvd Fremont, CA 94539. Alom is the Company’s fulfillment contractor, and as such much of the Company’s inventory is located at Alom.

•	NaviSite, 125 Elwood Davis Road, Syracuse, NY 13212. NaviSite hosts a backup site for certain of the Company’s servers, at which certain of the Company’s computer equipment is located. .

•	Homes of the Company’s field sales and service personnel. The Company’s field sales and service personnel work from their homes, located throughout the US. These personnel have possession of personal computer equipment and limited quantities of software used for demonstration and display purposes.

•	Research sites with which the Company is working have limited amounts of computer equipment at their premises, on loan from the Company, including the following:

River School -	5 iBooks.
John Houde (UCSF) -	IBM SelectaBase 12J2468
IBM SelectaDock III
Bittware Snaggletooth-PCI DSP board
Radioshack Optimus stereo disco mixer SSM-50
Radioshack sound level meter 33-2055
Koss SB-30 Headset

Transactions with Affiliates (Section 7.8)

Warburg, Pincus Ventures, holds warrants to purchase a total of 1,375,000 shares of the Company’s common stock at an exercise price of $8.00 per share. The warrants were issued in 2001 in connection with the provision of a loan guarantee to the Company and expire in 2008.

                The Company holds notes receivable from current and former officers of the Company, in principal amount of $3.1 million, plus accrued interest. Principal and interest under the notes are due December 31, 2005.

Under a Technology Transfer Agreement with Neuroscience Solutions Corporation (“NSC”), the Company licensed to NSC patents owned by the Company, patents licensed by the Company from universities, and certain software developed by the Company. All of the licenses are limited to the health field, and most are exclusive for that field. NSC and the Company also agreed to license to one another certain patents that may be issued in the future. Dr. Michael M. Merzenich, who is a founder, director, significant stockholder and former officer of the Company, is also a founder, director, significant stockholder and officer of NSC.